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EXHIBIT 21

                       SUBSIDIARIES OF VANSTAR CORPORATION

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                                                                                   VANSTAR     FOREIGN
PLACE OF DOMICILE                 DOMESTIC SUBSIDIARIES                           OWNERSHIP   OWNERSHIP
-----------------                 ---------------------                           ---------   ---------
California                ComputerLand International Development, Inc.              100%
Delaware                  ComputerPort World Trade, Inc.                            100%
Georgia                   Computer Professionals, Inc.                              (1)
Georgia                   ComputerXperts, Inc.                                      (1)
North Carolina            Contract Data, Inc.                                       (2)
Texas                     CLand Tex, Inc.                                           100%
Delaware                  Vanstar Finance Co.                                       100%
Delaware                  Vanstar Financing Trust                                   (3)
Delaware                  Vanstar International Corporation                         100%
Delaware                  VST West, Inc.                                            100%
Delaware                  VST Midwest, Inc.                                         100%
North Carolina            VSTNC, Inc.                                               100%
Illinois                  VST Illinois, Inc.                                        100%

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                                                                                   VANSTAR     FOREIGN
PLACE OF DOMICILE                 FOREIGN SUBSIDIARIES                            OWNERSHIP   OWNERSHIP
-----------------                 ---------------------                           ---------   ---------
Belgium                   Vanstar Belgium N.V.                                      (4)
British Columbia, Canada  Vanstar International Services (Canada), Inc.             (5)
Chile                     ComputerLand de Chile, SA                                 100%
Hong Kong                 ComputerLand Corporation of America (China)               50%          50% (6)
                          Limited (BEING DISSOLVED)
Hong Kong                 ComputerLand Corporation of America                       50%          50% (6)
                          (China) Asia Pacific Limited (BEING DISSOLVED)
Hong Kong                 ComputerPort World Trade Limited                          100%
                          (BEING DISSOLVED)
Hong Kong                 Vanstar Asia Pacific Limited                              99.9% (7)
Luxembourg                Vanstar Europe S.A.                                       99.9% (7)
Mexico                    ComputerLand de Mexico, S.A. de C.V.                      49%          51% (8)
Singapore                 ComputerLand Far East Pte. Limited                        100%
                          (BEING DISSOLVED)
Thailand                  ComputerLand Corporation (Thailand) Co., Ltd.             100%
United Kingdom            Vanstar UK Limited                                        (9)
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(1)  100% owned by Contract Data, Inc.
(2)  100% owned by VSTNC, Inc.
(3)  Vanstar Financing Trust, a statutory business trust formed under the laws of Delaware, is a wholly-owned subsidiary of Vanstar Corporation for accounting purposes.
(4)  99.96% owned by Vanstar Europe S.A.; .04% owned by William Y. Tauscher.
(5)  100% owned by Vanstar International Corporation.
(6)  Fanlaw ltd, a Hong Kong company holding shares for Vanstar Corporation.
(7)  .1% owned by William Y. Tauscher.
(8)  Mexicanos de Datos, a Mexican company.
(9)  100% owned by Vanstar Europe S.A.